Fourth Amendment to
                              Amended and Restated
                       Agreement of Limited Partnership of
                 Geodyne Institutional/Pension Energy Income
                             Limited Partnership P-4


     This Fourth Amendment to Amended and Restated Agreement of Limited Partnership of Geodyne Institutional/Pension Energy Income Limited Partnership P-4 (the "Partnership") is entered into by and between Geodyne Resources, Inc. ("Resources"), a Delaware corporation, as successor General Partner, Geodyne Institutional Depositary Company ("Depositary"), a Delaware corporation, as the Limited Partner, and all Substituted Limited Partners admitted to the Partnership.

     WHEREAS, on April 24, 1989, Geodyne Properties, Inc. ("Properties"), as General partner, and Depositary executed and entered into that certain Agreement and Certificate of Limited Partnership of the Partnership (the "Agreement"); and

     WHEREAS, on November 20, 1989, Properties and Depositary executed and entered into that certain PaineWebber/Geodyne Institutional/Pension Energy Income Limited Partnership P-4 Amended and Restated Agreement of Limited Partnership (the "Amended and Restated Agreement"); and

     WHEREAS, on February 25, 1993, Properties executed and entered into that First Amendment to the Amended and Restated Agreement whereby it changed (i) the name of the Partnership from "PaineWebber/Geodyne Institutional/Pension Energy Income Limited Partnership P-4" to "Geodyne Institutional/Pension Energy Income Limited Partnership P-4", (ii) the address of the Partnership's principal place of business, and (iii) the address for the Partnership's agent for service of process; and

     WHEREAS, on August 4, 1993, Properties executed and entered into that Second Amendment to the Amended and Restated Agreement whereby it amended certain provisions to (i) expedite the method of accepting transfers of Unit Holders' Units in the Partnership and (ii) provide for an optional right of repurchase/redemption which may be exercised by the Unit Holders; and

     WHEREAS, on August 31, 1995, Properties executed and entered into that Third Amendment to the Amended and Restated Agreement whereby it amended certain provisions to allow transfers of Units facilitated through a matching service to the extent that such transfers otherwise comply with Internal Revenue Service transfer regulations applicable to non-permitted transfers for non-publicly traded limited partnerships; and



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




     WHEREAS, Section 11.1 of the Amended and Restated Agreement provides that the general partner of the partnership (the "General Partner") may, without prior notice or consent of any Unit Holder (as defined in the Agreement), amend any provision of this Amended and Restated Agreement if, in its opinion, such amendment does not have a material adverse effect upon the Unit Holders; and

     WHEREAS,   Properties  merged  with  and  into  Geodyne  Resources,  Inc.
("Resources"), its parent corporation, effective June 30, 1996; and

     WHEREAS, Section 6.2 of the Amended and Restated Agreement provides that the General Partner may assign its General Partner Interest to a Person which shall become a successor General Partner without the Consent of the Depositary, if such assignment is in connection with a merger; and

     WHEREAS, as a result of the merger of Properties with and into Resources, ownership of the General Partner Interest in the Partnership is assigned to Resources by operation of law; and

     WHEREAS, as a result of the merger of Properties with and into Resources, Resources has now succeeded to the position of General Partner of the Partnership; and

     WHEREAS, Resources, as General Partner, desires to amend the Amended and Restated Agreement in order to reflect Resources as the new General Partner.

     NOW,  THEREFORE,   in  consideration  of  the  covenants,   conditions  and
agreements herein contained, the parties hereto hereby agree as follows:

       All references in the Amended and Restated Agreement to Geodyne Properties Inc. as General Partner are hereby amended to reflect, instead, Geodyne Resources, Inc. as General Partner.

       IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the 1st day of July, 1996.

                                       Geodyne Properties, Inc.
                                       by Geodyne Resources, Inc.
                                       as successor by merger

                                       By:  /s/ Dennis R. Neill
                                            ----------------------------
                                            Dennis R. Neill
                                            President



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



                                       Geodyne Resources, Inc.
                                       as General Partner

                                       By:  /s/ Dennis R. Neill
                                            ----------------------------
                                            Dennis R. Neill
                                            President

                                       Geodyne Institutional Depositary
                                       Company, as the  Limited Partner

                                       By:  /s/ Dennis R. Neill
                                            ----------------------------
                                            Dennis R. Neill
                                            President

                                       Geodyne Resources, Inc., as
                                       Attorney-in-Fact for all Substituted
                                       Limited Partners

                                       By:  /s/ Dennis R. Neill
                                            ----------------------------
                                            Dennis R. Neill
                                            President

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